Exhibit 99.2

Teleflex Incorporated 2009 Financial Outlook Earnings Conference Call Exhibit 99.2

Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as forecasted 2009 net sales, core revenue growth, operating margins, pension expense, earnings per share excluding special charges and cash flow from operations; expected 2009 segment net sales, core revenue growth and operating margins; expected costs and results with respect to our FDA remediation efforts; anticipated R&D investments within our Medical Segment; expected expansion of our PTI venture; expectations with respect to our Commercial restructuring program; assumptions with respect to foreign currency, effective tax rate, capital expenditures, depreciation and amortization expense, repayment of debt and weighted average shares; expected integration costs and synergies associated with the Arrow acquisition; market trends, future business and financial performance; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include forecasted 2009 earnings per share excluding special charges and estimated historical adjusted cash flow from operations. These non-GAAP measures exclude the impact of restructuring and impairment costs, gain or loss on the sale of assets, a tax payment related to gain on sale of Automotive & Industrial businesses, fair market value adjustments for inventory and acquisition integration costs. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. The following slides reflect continuing operations.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 95390184

Jeff Black Chairman and Chief Executive Officer

2009 Financial Outlook Net sales to exceed $2.4 billion Low to mid-single digit core revenue growth Foreign currency head wind in 2009 vs. 2008 Commercial group restructuring Overall adjusted operating margins in the mid-teens for the year Increased pension expense of ~ $11 million EPS excluding special charges of $4.10 to $4.40 Cash flow from operations of $280 - $290 million

2009 Medical Segment Outlook Net sales exceeding $1.5 billion Low to mid-single digit core growth Core sales growth driven by: Continued penetration of anti-microbial critical care product lines Growth in regional anesthesia products Increased investment in N.A. sales & marketing International markets Continued strength in OEM business Adjusted segment operating margins over 20% for the year

2009 Medical Segment Outlook FDA remediation spending of $5 - $7 million in 2009 vs. ~ $20 million in 2008 Assumes FDA restrictions clearance in 2nd half of 2009 Investment in internal RA/QA infrastructure R&D ~ 4% of net medical revenue Begin increase in R&D investment with reduction in FDA remediation spending R&D efforts focused on advancing anti-microbial technology across broader product offerings

2009 Aerospace Segment Outlook Net sales of $480 - $500 million Core revenues down ~ 2% Boeing 747-8 delay and reduction in 747-400 conversions Continued investment in new platforms for future growth Repair revenues flat with investment in repairs and mix continuing to positively impact margins Expansion & investment in PTI venture adds scale to U.S. based business Overall segment operating margins, net of minority interest, maintain low double-digit ranges

2009 Commercial Segment Outlook Net sales of $410 - $425 million Low to mid-single digit core growth Rigging Services steady performance continues First half improvement in truck & rail auxiliary power units Increased interest in CNG conversion kits in South America Modern burner unit order Further decline in marine revenues, including announced restructuring Restructuring program expected to be completed in Q3 Segment operating margins consistent with 2008 levels

Kevin K. Gordon Executive Vice President and Chief Financial Officer

2009 Outlook Financial Goals $3.90 to $4.00 $3.90 to $4.00 $4.10 to $4.40 Over $2,400 1 1 = exclusive of tax payments of approximately $90 million related to gain on sale recorded in discontinued operations in 2007 $280 to $290

Pension expense increases ~ $11 million over 2008 Foreign currency headwind Effective tax rate: 24% to 25% Capex: $55 - $65 million Depreciation & Amortization expense: ~$120 million Repayment of debt & lower interest rates result in reduction in full- year interest expense Weighted average shares of 40.25 million 2009 Outlook Assumptions

Annual pre-tax synergies of $18 - $20 million in 2009 Cumulative pre-tax synergies of $60 - $62 million achieved through 2009 Run-rate annual pre-tax synergies of $70 - $75 million by 2010 Integration costs of $14 - $16 million in 2009 $9 - $10 million restructuring expense $5 - $6 million operating expense Arrow Integration Costs & Synergies

Low High Earnings per share from continuing operations including special charges $3.70 $4.10 Add-back special charges $0.40 $0.30 Earnings per share from continuing operations before special charges $4.10 $4.40 2009 Outlook Cash flow from operations $280 million $290 million

Jeff Black Chairman and Chief Executive Officer

Summary Diversified company largely defined by our medical technology business Low to mid-single digit core revenue growth EPS excluding special charges of $4.10 to $4.40 Complete Arrow integration with FDA clearance Synergies achieved in 2009 more than offset additional pension expense Cash flow from operations of $280 to $290 million Continued focus on reducing outstanding debt Capitalize on global presence, strong brands, established customer base and aftermarket or service opportunities

Question and Answer Session